Enclosures





                                         March 18, 1996



TO:  HERSHEY EMPLOYEE STOCK PURCHASE PLAN (HESPP) PARTICIPANTS

     I am pleased to provide you a copy of Hershey Foods' 1995 Annual Report to Stockholders. This mailing of Annual Reports to our HESPP participants has been designed to eliminate the duplicate mailing of Annual Reports to those participants who will receive an Annual Report as a result of participation in another employee plan. Your proxy card for voting your shares in HESPP along with the Proxy Statement will be arriving shortly, directly from Merrill Lynch. Your completed card should be returned in the envelope Merrill Lynch provides.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --

                                         Kenneth L. Wolfe
                                         Chairman and Chief Executive Officer


Enclosure

Enclosures


                                         March 18, 1996



TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

     Enclosed for your attention is a voting instruction card and a Proxy Statement which explains the items to be voted upon at this year's Annual Meeting of Stockholders on April 30, 1996. Your completed card must be received by April 23, 1996 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting.

     This mailing of the voting instruction card and Proxy Statement to ESSIOP participants has been designed to eliminate the duplicate mailing of Annual Reports to those employees who will receive such as a registered stockholder.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --



                                         Kenneth L. Wolfe
                                         Chairman and Chief Executive Officer


Enclosure

                                         Chairman and Chief Executive Officer


Enclosures





                                         March 18, 1996



TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

     I am pleased to provide to you a copy of Hershey Foods' 1995 Annual Report to Stockholders. Also enclosed is a voting instruction card and a Proxy Statement which explains the items upon which you are voting. Your completed card must be received by April 23, 1996 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting of Stockholders on April 30, 1996.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --


                                           Kenneth L. Wolfe
                                           Chairman and Chief Executive Officer

Enclosure